EXHIBIT 21


                    Subsidiaries of Sovereign Bancorp, Inc.

                                                           State or other
                                                           jurisdiction of
Subsidiary                                                  Incorporation
----------                                                 ---------------
Sovereign Bank, a Federal Savings Bank ..............  United States of America

Sovereign Community Bank ............................  United States of America

First Lancaster Financial Corp. .....................  Pennsylvania

201 Associates, Inc. ................................  Delaware

Sovereign Annuity Corp., Inc. .......................  New Jersey

Sovereign Agency, Inc. ..............................  New Jersey

March 3, 1997